POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of William E. Chiles, Randall A. Stafford and Elizabeth Brumley the undersigneds true and lawful attorneys in fact to:
1. execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of Bristow Group Inc.(the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;
2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.
The undersigned hereby grants to each such attorney in fact full power andauthority to do and perform any and every act and thing whatsoever requisite,necessary or proper to the done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present, with full powerof substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and power herein granted.
The undersigned acknowledges that none of the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (the Act).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of
this 4th day of August, 2006.
/S/ Charles F. Bolden
Charles F. Bolden, Jr.